UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2025

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on November 14, 2024, TMC the metals company Inc. (the “Company”) entered into a securities purchase agreement, as amended on November 26, 2024 (collectively, the “Purchase Agreement”), with certain investors pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 19,900,000 common shares of the Company, without par value (the “Common Shares”), and accompanying Class B warrants (the “Class B Warrants”) to purchase an aggregate of 9,950,000 Common Shares at an exercise price of $2.00 per share (the Class B Warrants collectively with the Common Shares issued under the Purchase Agreement and the Common Shares issuable upon exercise of the Class B Warrants, the “Securities”).

On June 17, 2025, the Company waived the limitation set forth in the Class B Warrants with respect to the cashless exercise thereof so that the holders of the Class B Warrants may now exercise the Class B Warrants through a cashless exercise, whether or not a registration statement registering the issuance of the Common Shares underlying the Class B Warrants under the Securities Act of 1933, as amended, is then effective or available. As a result of the waiver, each Class B Warrant may now be immediately exercised by way of a cashless exercise, meaning that the holder may elect to not pay a cash purchase price upon exercise and instead receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Class B Warrants, subject to the other terms and conditions of the Class B Warrants. As of the date of this Current Report on Form 8-K, Class B Warrants to purchase an aggregate of 8,650,000 Common Shares remain outstanding and not exercised.

Considering our improved cash position following the recently announced capital raises from strategic investors, the Company believes this waiver is in the best interest of shareholders as it may reduce the amount of total common shares issued through warrant exercises.

The Securities were offered and are being offered by the Company pursuant to the Company’s registration statement on Form S-3 (Reg. No. 333-275822) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 30, 2023 and declared effective by the SEC on December 8, 2023, the base prospectus contained therein, a prospectus supplement dated November 14, 2024 (the “original prospectus supplement”), an amendment to the original prospectus supplement dated November 26, 2024 (the “amendment”) and a prospectus supplement dated June 17, 2025 to the original prospectus supplement and amendment.

The waiver described above is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the waiver is qualified in its entirety by reference to such Exhibit.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Securities, nor shall there be any sale of the Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On June 16, 2025, the board of directors (the “Board”) of the Company, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating and Governance Committee”), increased the size of the Board to ten (10) directors (the “Board Increase”), and appointed Michael B. Hess and Alex Spiro as directors, effective June 16, 2025, to fill the vacancies on the Board created by the Board Increase. Messrs. Hess and Spiro will serve as directors until the Company’s 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) or until their earlier death, resignation or removal, and are expected to be up for reelection as directors at the 2026 Annual Meeting.

Michael Hess

Mr. Hess, age 38, is an experienced investor and operator with a focus on the U.S. energy supply chain. He brings over 15 years’ experience evaluating, financing and developing energy infrastructure, logistics and services businesses. Having started his career in the energy groups at Goldman Sachs and KKR, Mr. Hess co-founded the Bison Companies where he has helped lead the companies’ efforts in strategy, finance and business development across Bison’s portfolio—spanning oil and gas development, water infrastructure, and payments for the U.S. energy supply chain. He is the Chief Investment Officer of Hess Capital, a private and public investment arm of the Hess family.

As previously disclosed on the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 4, 2025, the Company entered into a consulting agreement with Mr. Hess, the terms of which are more fully described in such Form 8-K (“Hess Consulting Agreement”).

As a result of the compensation that Mr. Hess will receive pursuant to the Hess Consulting Agreement for his engagement as a consultant to the Company, Mr. Hess will not receive other compensation from the Company for his role as a member of the Board, including any compensation that would otherwise be payable to him under the Company’s Nonemployee Director Compensation Policy (“Director Compensation Policy”).

In light of the Hess Consulting Agreement, Mr. Hess will not be an independent director and will not serve on the Audit Committee, the Compensation Committee, the Nominating and Governance Committee or the Sustainability and Innovation Committee of the Board.

Mr. Hess has also entered into the Company’s standard form of indemnity agreement, the form of which was filed as Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021.

There are no arrangements or understandings between Mr. Hess and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Hess and any other director or executive officer of the Company and, other than the Hess Consulting Agreement, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Alex Spiro

Mr. Spiro, age 42, is a well-known litigator and has spent more than a decade advising Fortune 500 corporations and their chief executives on high-priority issues, including at multiple ‘Magnificent 7’ companies. Mr. Spiro has represented numerous high-profile clients across multiple sectors and is widely regarded for his work in complex litigation. Beyond his legal practice, he is an active investor and advisor to technology, mining, and energy companies, and brings broad expertise in corporate governance, public markets, and regulatory affairs.

In addition, the Company entered into a services agreement with Mr. Spiro (the “Spiro Consultant Agreement”) on June 12, 2025 pursuant to which the Company engaged Mr. Spiro as a consultant to provide strategic advisory services to the Company for a term of four years. As the compensation for his services under the Spiro Consultant Agreement, the Company agreed to grant 1,750,000 restricted stock units, each representing the right to one common share (“RSUs”) under the Company’s 2021 Incentive Equity Plan (the “Plan”), which are subject to shareholder approval of an increase in the number of common shares reserved for issuance under the Plan and shall vest on the fourth anniversary of the date of the signing date of the Spiro Consultant Agreement provided that Mr. Spiro is providing services to the Company at such time.

The foregoing description of the Spiro Consultant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025 to be filed with the Securities and Exchange Commission.

As a result of the compensation that Mr. Spiro will receive pursuant to the Spiro Consultant Agreement for his engagement as a consultant to the Company, Mr. Spiro will not receive other compensation from the Company for his role as a member of the Board, including any compensation that would otherwise be payable to him under the Company’s Director Compensation Policy.

In light of the Spiro Consultant Agreement, Mr. Spiro will not be an independent director and will not serve on the Audit Committee, the Compensation Committee, the Nominating and Governance Committee or the Sustainability & Innovation Committee of the Board.

Mr. Spiro has also entered into the Company’s standard form of indemnity agreement, the form of which was filed as Exhibit 10.18 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2021.

There are no arrangements or understandings between Mr. Spiro and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Spiro and any other director or executive officer of the Company and, other than the Spiro Consultant Agreement, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Independence of Board

Following the appointment of Messrs. Hess and Spiro to the Board, six (6) of the ten (10) members of the Board are “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of the Nasdaq Stock Market LLC: Andrew Greig, Andrew Hall, Andrei Karkar, Sheila Khama, Christian Madsbjerg and Brendan May.

Item 7.01.	Regulation FD Disclosure.

On June 16, 2025, the Company issued a press release announcing the Board Increase and appointment of Messrs. Hess and Spiro as members of the Board. Such press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Current Report on Form 8-K (including Exhibit 99.1), this Current Report on Form 8-K (including Exhibit 99.1) contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Waiver to Class B Common Share Purchase Warrants.

99.1	Press Release dated June 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: June 17, 2025	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer